Exhibit 99.1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13G with respect to the ordinary shares of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended. The undersigned hereby further agree that this Joint Filing Agreement be included as an exhibit to such statement and any such amendment. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


Dated: January 28, 2005


                                        /s/ Hasso Plattner
                                       -------------------------------
                                       Dr. Hasso Plattner



                                        Hasso Plattner GmbH & Co.
                                         Beteiligungs-KG
                                        By: Hasso Plattner Verwaltungs-GmbH,
                                            as sole general partner


                                        By: /s/ Hasso Plattner
                                            --------------------------
                                            Name:  Dr. Hasso Plattner
                                            Title:  Managing Director



                                        Hasso Plattner Verwaltungs-GmbH


                                         By: /s/ Hasso Plattner
                                            --------------------------
                                            Name:  Dr. Hasso Plattner
                                            Title:  Managing Director